EXHIBIT 99.2

The Necessity Retail REIT, Inc.
Supplemental Information

Quarter ended September 30, 2022 (unaudited)

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)

Forward-looking Statements:
This supplemental package of The Necessity Retail REIT, Inc. (the "Company") includes “forward-looking statements." These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the potential adverse effects of (i) the global COVID-19 pandemic, including actions taken to contain or treat COVID-19, and (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants and the global economy and financial markets, and (b) that any potential future acquisition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 24, 2022 and all other filings with the Securities and Exchange Commission (the "SEC") after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company's subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required to do so by law.
Accounting Treatment of Rent Deferrals/Abatements
The majority of the concessions granted to the Company's tenants as a result of the COVID-19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. The Company’s revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery. In light of the COVID-19 pandemic, the Financial Accounting Standards Board ("FASB") and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID-19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract. As a result, rental revenue used to calculate Net Income and NAREIT FFO (as defined below) has not been, and the Company does not expect it to be, significantly impacted by these types of deferrals. In addition, since the Company currently believes that these deferral amounts are collectable, the Company has excluded from the increase in straight-line rent for AFFO (as defined below) purposes the amounts recognized under generally accepted accounting principles ("GAAP") relating to these types of rent deferrals. Conversely, for abatements where contractual rent has been reduced, the reduction is reflected over the remaining lease term for accounting purposes but represents a permanent reduction and the Company has, accordingly, reduced its AFFO.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Non-GAAP Financial Measures
This section discusses non-GAAP financial measures we use to evaluate our performance, including Funds from Operations ("FFO"), Adjusted Funds from Operations ("AFFO"), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Net Operating Income ("NOI") and Cash Net Operating Income ("Cash NOI"). While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does include this adjustment. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income (loss), is provided below. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, AFFO and NOI attributable to stockholders.
Caution on Use of Non-GAAP Measures
FFO, AFFO, Adjusted EBITDA, NOI and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO and AFFO useful indicators of our performance. Because FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Adjusted Funds from Operations
Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a performance measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated, partially-owned entities (including our Operating Partnership) and equity in earnings of unconsolidated affiliates are made to arrive at our proportionate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Adjusted Funds from Operations
In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider to be more reflective of investing activities, such as non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our day to day operating business plan, such as amounts related to litigation arising out of the Company's 2017 merger with American Realty Capital - Retail Centers of America, Inc. (the "Merger"). These amounts include legal costs incurred as a result of the litigation, portions of which have been, and may in the future be, reimbursed under insurance policies maintained by us. Insurance reimbursements are deducted from AFFO in the period of reimbursement. We believe that excluding the litigation costs and subsequent insurance reimbursements related to litigation arising out of the Merger helps to provide a better understanding of the operating performance of our business. Other income and expense items also include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market lease intangibles, amortization of deferred financing costs, straight-line rent, and share-based compensation related to restricted shares, the 2018 multi-year outperformance agreement with the Advisor and the 2021 multi-year outperformance agreement with the Advisor from AFFO, we believe we provide useful information regarding those income and expense items which have a direct impact on our ongoing operating performance.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income (loss). All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors but are not reflective of our on-going performance. In addition, legal fees and expense associated with COVID-19-related lease disputes involving certain tenants negatively impact our operating performance but are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss). In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used, among other things, to assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to pay dividends. FFO and AFFO may include income from lease termination fees, which is recorded in revenue from tenants in our consolidated statements of operations.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, other non-cash items such as expense related to our multi-year outperformance agreement with the Advisor and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income (loss) as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income (loss), as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.
Cash paid for interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that cash paid for interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash paid for interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Key Metrics
As of and for the three months ended September 30, 2022

Financial Results (Amounts in thousands, except per share data)
Revenue from tenants	$116,176
Net loss attributable to common stockholders	$(56,466)
Basic and diluted net loss per share attributable to common stockholders	$(0.43)
Cash NOI [1]	$84,965
Adjusted EBITDA [1]	$71,687
AFFO attributable to common stockholders [1]	$34,160
Dividends declared on common stock [2]	$28,331

Balance Sheet and Capitalization (Amounts in thousands, except ratios and percentages)
Gross asset value [3]	$5,396,346
Net debt [4] [5]	$2,780,777
Total consolidated debt [5]	$2,821,927
Total assets	$4,652,081
Liquidity [6]	$81,014

Common shares outstanding as of September 30, 2022	134,245

Net debt to gross asset value	51.5%
Net debt to adjusted EBITDA [1] (annualized based on quarterly results)	9.7	x

Weighted-average interest rate cost [7]	4.2%
Weighted-average debt maturity (years) [8]	4.3
Interest Coverage Ratio [9]	2.5	x

Real Estate Portfolio	Single-Tenant Portfolio	Multi-Tenant Portfolio	Total Portfolio
Portfolio Metrics:
Real estate investments, at cost (in billions)	$2.4	$2.8	$5.2
Number of properties	939	111	1,050
Square footage (in millions)	11.9	16.9	28.8
Annualized straight-line rent (in millions) [10]	$184.6	$207.7	$392.3
Annualized straight-line rent per leased square foot	$16.2	$13.6	$14.7
Occupancy [11]	95.5%	90.6%	92.6%
Weighted-average remaining lease term (years) [12]	9.8	4.6	7.0
% investment grade [13]	54.3%	N/A	N/A
% of anchor tenants in multi-tenant portfolio that are investment grade [13] [14]	N/A	40.4%	N/A
% of leases with rent escalators [15]	86.7%	43.6%	63.9%
Average annual rent escalator [15]	1.2%	0.7%	0.9%
——
[1] This Non-GAAP metric is reconciled below.
[2] Represents dividends declared on shares of the Company’s common stock payable to holders of record on the applicable record date.
[3] Defined as total assets plus accumulated depreciation and amortization as of September 30, 2022.
[4] Represents total debt outstanding less cash and cash equivalents.
[5] Excludes the effect of deferred financing costs, net and mortgage premiums, net.
[6] Liquidity includes cash and cash equivalents of $41.2 million as of September 30, 2022, and $39.9 million available for future borrowings under the Company's credit facility as of September 30, 2022.
[7] Weighted based on the outstanding principal balance of the debt as of September 30, 2022.
[8] Weighted based on the outstanding principal balance of the debt as of September 30, 2022 and does not reflect any changes to maturity dates subsequent to
September 30, 2022.
[9] The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[10] Calculated using the most recent available lease terms as of September 30, 2022.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
[11] Only includes leases which have commenced and were taken possession by the tenant as of September 30, 2022.
[12] The weighted-average remaining lease term (years) is based on annualized straight-line rent.
[13] As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade ratings. Implied investment grade ratings may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of September 30, 2022. The weighted averages are based on straight-line rent. Single-tenant portfolio tenants are 39.9% actual investment grade rated and 14.4% implied investment grade rated.
[14] Anchor tenants are defined as tenants that occupy over 10,000 square feet of one of the Company's multi-tenant properties. Anchor tenants are 30.9% actual investment grade rated and 9.5% implied investment grade rated.
[15] Based on annualized straight-line rent as of September 30, 2022. Contractual rent increases, which increase the cash that is due under these leases over time, include fixed percent or actual increases, or CPI-indexed increases.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended September 30, 2022

Consolidated Balance Sheets
Amounts in thousands, except share and per share data

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$1,009,048	$729,048
Buildings, fixtures and improvements	3,515,775	2,729,719
Acquired intangible lease assets	654,735	402,673
Total real estate investments, at cost	5,179,558	3,861,440
Less: accumulated depreciation and amortization	(744,265)	(654,667)
Total real estate investments, net	4,435,293	3,206,773
Cash and cash equivalents	41,150	214,853
Restricted cash	19,288	21,996
Deposits for real estate investments	—	41,928
Deferred costs, net	22,176	25,587
Straight-line rent receivable	67,953	70,789
Operating lease right-of-use assets	17,964	18,194
Prepaid expenses and other assets	46,732	26,877
Assets held for sale	1,525	187,213
Total assets	$4,652,081	$3,814,210

LIABILITIES, MEZZANINE EQUITY AND EQUITY
Mortgage notes payable, net	$1,807,533	$1,464,930
Credit facility	478,000	—
Senior notes, net	491,983	491,015
Below market lease liabilities, net	140,241	78,073
Accounts payable and accrued expenses (including $2,864 and $1,016 due to related parties as of September 30, 2022 and December 31, 2021, respectively)	55,506	32,907
Operating lease liabilities	19,153	19,195
Derivative liabilities, at fair value	—	2,250
Deferred rent and other liabilities	7,919	9,524
Dividends payable	5,837	6,038
Total liabilities	3,006,172	2,103,932

7.50% Series A cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 12,796,000 shares authorized, 7,933,711 issued and outstanding as of September 30, 2022 and December 31, 2021	79	79
7.375% Series C cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 11,536,000 shares authorized, 4,595,175 and 4,594,498 issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	46	46
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 134,244,502 and 123,783,060 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	1,343	1,238
Additional paid-in capital	2,999,273	2,915,926
Distributions in excess of accumulated earnings	(1,374,378)	(1,217,435)
Total stockholders' equity	1,626,363	1,699,854
Non-controlling interests	19,546	10,424
Total equity	1,645,909	1,710,278
Total liabilities, mezzanine equity and total equity	$4,652,081	$3,814,210

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Consolidated Statements of Operations
Amounts in thousands, except share and per share data

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue from tenants	$116,176	$116,929	$94,943	$82,477

Operating expenses:
Asset management fees to related party	7,939	8,296	7,826	7,681
Property operating expense	28,051	27,520	19,139	15,279
Impairment of real estate investments	30,046	58,954	5,942	28,616
Acquisition, transaction and other costs	210	206	279	774
Equity-based compensation [1]	3,857	3,523	3,498	3,485
General and administrative	8,499	8,390	6,833	5,278
Depreciation and amortization	57,494	46,573	37,688	32,955
Total operating expenses	136,096	153,462	81,205	94,068
Operating (loss) income before gain on sale of real estate investments	(19,920)	(36,533)	13,738	(11,591)
Gain on sale of real estate investments	1,608	13,438	53,569	3,982
Operating (loss) income	(18,312)	(23,095)	67,307	(7,609)
Other (expense) income:
Interest expense	(32,402)	(28,329)	(23,740)	(22,857)
Other income	25	944	18	29
Gain (loss) on non-designated derivative	—	—	2,250	(3,950)
Total other expense, net	(32,377)	(27,385)	(21,472)	(26,778)
Net (loss) income	(50,689)	(50,480)	45,835	(34,387)
Net loss (income) attributable to non-controlling interests	60	58	(64)	5
Allocation for preferred stock	(5,837)	(5,837)	(5,837)	(5,837)
Net (loss) income attributable to common stockholders	$(56,466)	$(56,259)	$39,934	$(40,219)

Basic and Diluted Net (Loss) Income Per Share:
Net (loss) income per share attributable to common stockholders — Basic and Diluted	$(0.43)	$(0.43)	$0.31	$(0.33)
Weighted-average shares outstanding — Basic	133,115,729	132,629,704	128,640,845	123,220,597
Weighted-average shares outstanding — Diluted	133,115,729	132,629,704	130,048,111	123,220,597
——
[1] For the three months ended September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, includes equity-based compensation expense related to the Company's restricted common shares of $0.7 million, $0.4 million, $0.3 million and $0.3 million, respectively.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Non-GAAP Measures
Amounts in thousands

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
EBITDA:
Net (loss) income	$(50,689)	$(50,480)	$45,835	$(34,387)
Depreciation and amortization	57,494	46,573	37,688	32,955
Interest expense	32,402	28,329	23,740	22,857
EBITDA [1]	39,207	24,422	107,263	21,425
Impairment of real estate investments	30,046	58,954	5,942	28,616
Acquisition, transaction and other costs	210	206	279	774
Equity-based compensation [2]	3,857	3,523	3,498	3,485
Gain on sale of real estate investments	(1,608)	(13,438)	(53,569)	(3,982)
Other income	(25)	(944)	(18)	(29)
(Gain) loss on non-designated derivatives	—	—	(2,250)	3,950
Adjusted EBITDA [1]	71,687	72,723	61,145	54,239
Asset management fees to related party	7,939	8,296	7,826	7,681
General and administrative	8,499	8,390	6,833	5,278
NOI [1]	88,125	89,409	75,804	67,198
Amortization of market lease and other intangibles, net	(574)	(1,582)	(1,098)	(1,175)
Straight-line rent	(2,586)	(1,509)	(1,114)	(1,897)
Cash NOI [1]	$84,965	$86,318	$73,592	$64,126

Cash Paid for Interest:
Interest expense	$32,402	$28,329	$23,740	$22,857
Amortization of deferred financing costs, net	(3,474)	(3,236)	(2,893)	(4,743)
Amortization of mortgage premiums and (discounts) on borrowings, net	(454)	(174)	13	(4)
Total cash paid for interest	$28,474	$24,919	$20,860	$18,110
——
[1] For the three months ended June 30, 2022 and March 31, 2022 includes income from a lease termination fee of $5.7 million and $4.5 million, respectively, which is recorded in Revenue from tenants in the consolidated statements of operations.
[2] For the three months ended September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, includes equity-based compensation expense related to the Company's restricted common shares of $0.7 million, $0.4 million, $0.3 million and $0.3 million, respectively.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Funds from operations (FFO):
Net (loss) income attributable to common stockholders (in accordance with GAAP)	$(56,466)	$(56,259)	$39,934	$(40,219)
Impairment of real estate investments	30,046	58,954	5,942	28,616
Depreciation and amortization	57,494	46,573	37,688	32,955
Gain on sale of real estate investments	(1,608)	(13,438)	(53,569)	(3,982)
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(115)	(113)	13	53
FFO attributable to common stockholders [1]	29,351	35,717	30,008	17,423
Acquisition, transaction and other costs [2]	210	206	279	774
Legal fees and expenses — COVID-19 lease disputes [3]	7	58	(8)	200
Amortization of market lease and other intangibles, net	(574)	(1,582)	(1,098)	(1,175)
Straight-line rent	(2,586)	(1,509)	(1,114)	(1,897)
Straight-line rent (rent deferral agreements) [4]	(27)	(446)	(442)	(694)
Amortization of mortgage (premiums) and discounts on borrowings, net	454	174	(13)	4
(Gain) loss non-designated derivatives [5]	—	—	(2,250)	3,950
Equity-based compensation [6]	3,857	3,523	3,498	3,485
Amortization of deferred financing costs, net [7]	3,474	3,236	2,893	4,743
Gain on settlement of Prairie Towne liens [8]	—	(887)	—	—
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	(6)	(5)	(2)	3
AFFO attributable to common stockholders [1]	$34,160	$38,485	$31,751	$26,816

Weighted-average common shares outstanding	133,116	132,630	130,048	123,221
Net (loss) income per share attributable to common stockholders — Basic and Diluted	$(0.43)	$(0.43)	$0.31	$(0.33)
FFO per common share	$0.22	$0.27	$0.23	$0.14
AFFO per common share	$0.26	$0.29	$0.24	$0.22
Dividends declared on common stock	$28,331	$28,599	$26,677	$26,245
——
[1] FFO and AFFO for the three months ended June 30, 2022 and March 31, 2022 include income from a lease termination fee of $5.7 million and $4.5 million, respectively, which is recorded in Revenue from tenants in the consolidated statements of operations.
[2] Primarily includes prepayment costs incurred in connection with early debt extinguishment as well as litigation costs related to the Merger.
[3] Reflects legal costs incurred related to disputes with tenants due to store closures or other challenges resulting from COVID-19. The tenants involved in these disputes had not recently defaulted on their rent and, prior to the second and third quarters of 2020, had recently exhibited a pattern of regular payment. Based on the tenants involved in these matters, their history of rent payments, and the impact of the pandemic on current economic conditions, the Company views these costs as COVID-19-related and separable from its ordinary general and administrative expenses related to tenant defaults. The Company engaged counsel in connection with these issues separate and distinct from counsel the Company typically engages for tenant defaults. The amount reflects what the Company believes to be only those incremental legal costs above what the Company typically incurs for tenant-related dispute issues. The Company may continue to incur these COVID-19 related legal costs in the future.
[4] Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on the Company's consolidated balance sheets but are considered to be earned revenue attributed to the current period for which rent was deferred for purposes of AFFO as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO. For rent abatements (including those qualified for FASB relief), where contractual rent has been reduced, the reduction is reflected over the remaining lease term for accounting purposes but represents a permanent reduction and the Company has, accordingly reduced its AFFO.
[5] In the quarter ended December 31, 2021, the Company recognized a charge $4.0 million for the change in value of an embedded derivative (a 7.5% collar on the price of stock/units to be issued in connection with the CIM Portfolio Acquisition). Management does not consider this non-cash charge for an embedded derivative fair value adjustment in connection with this transaction to be capital in nature and it is not part of recurring operations. Accordingly, such charges are excluded for AFFO purposes.
[6] Includes expense related to the amortization of the Company's restricted common shares and LTIP Units related to its multi-year outperformance agreements for all periods presented.
[7] The Company issued $500.0 million in Senior Notes in October 2021. The Senior Notes pay semiannual interest which the Company accrues interest over time for GAAP purposes. Accordingly, to better reflect the Company's operating performance, beginning with the year ended December 31, 2021 and for all periods thereafter, the Company has elected to remove the impact of the change in accrued interest from the calculation of AFFO, which was previously included in this line item.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
[8] Included in other income for the three months ended June 30, 2022 was a gain of $0.9 million on prior liens incurred on our Prairie Towne property as a result of a settlement with the lien holder during the three months ended June 30, 2022. Management does not consider this gain to be part of our normal operating performance and has, accordingly, reduced our AFFO for this amount.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Debt Overview
As of September 30, 2022
Amounts in thousands, except ratios and percentages

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years) [3]	Weighted-Average Interest Rate [3][4]	Total Outstanding Balance [5]	Percent
Non-Recourse Debt
2022 (remainder)	—	—	—%	$1,580
2023	20	0.7	3.9%	289,730
2024	5	1.4	4.5%	65,615
2025	364	2.9	3.8%	707,808
2026	102	3.6	3.8%	116,866
Thereafter	332	6.4	3.8%	662,328
Total Non-Recourse Debt	823	3.9	3.8%	1,843,927	65%

Recourse Debt [1]
Credit Facility [2]		4.5	5.1%	478,000
Senior Notes		6.0	4.5%	500,000
Total Recourse Debt		5.3	4.8%	978,000	35%

Total Debt		4.3	4.2%	$2,821,927	100%
——
[1] Recourse debt is debt that is guaranteed by the Company.
[2] The maturity date of the Company's credit facility is April 2026. The Company has the right to extend the maturity date to April 2027.
[3] Weighted based on the outstanding principal balance of the debt.
[4] As of September 30, 2022, the Company’s total combined debt was 83.1% fixed rate and 16.9% variable rate.
[5] Excludes the effect of deferred financing costs, net and mortgage premiums and discounts.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Future Minimum Base Lease Rents Due to the Company
As of September 30, 2022
Amounts in thousands

Future Minimum Base Rent Payments [1]
2022 (remainder)	$93,334
2023	367,716
2024	340,503
2025	310,098
2026	277,855
2027	235,000
Thereafter	1,241,083
Total	$2,865,589
——
[1] Represents future minimum base rent payments on a cash basis due to the Company over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Top Ten Tenants (by annualized straight-line rent)
As of September 30, 2022
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent	Remaining Lease Term [2]	Investment Grade [3]
Fresenius	Retail	Healthcare	$14,582	4%	6.3	Yes
Mountain Express	Retail	Gas/Convenience	13,237	3%	15.9	No
Home Depot	Retail	Home Improvement	12,935	3%	6.6	Yes
AmeriCold	Distribution	Refrigerated Warehousing	12,720	3%	5.0	Yes
Truist Bank	Retail	Retail Banking	12,190	3%	6.8	Yes
Tenants 6 - 10	Various	Various	45,783	12%	5.3	3 of 5 - Yes
Subtotal			111,447	28%	7.1

Remaining portfolio			280,842	72%

Total Portfolio			$392,289	100%
——
[1] Calculated using the most recent available lease terms as of September 30, 2022.
[2] Based on straight-line rent as of September 30, 2022.
[3] The top ten tenants are 62.9% actual investment grade rated and 8.6% implied investment grade rated (see page 7 for definition of Investment Grade).

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Diversification by Property Type
As of September 30, 2022
Amounts in thousands, except percentages

	Total Portfolio
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Retail (including Power and Lifestyle Centers)	$358,697	91%	23,822	84%
Distribution	29,526	8%	4,250	15%
Office	4,066	1%	706	1%
Total	$392,289	100%	28,778	100%

	Retail Properties
Tenant Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet [2]	Sq. ft. Percent
Single-Tenant:
Service-oriented [3]	$123,643	34%	4,143	19%
Traditional retail [4]	27,387	8%	2,689	12%
Multi-Tenant:
Experiential/e-commerce defensive [5]	90,194	25%	5,482	25%
Other traditional retail	117,473	33%	9,801	44%
Total	$358,697	100%	22,115	100%
——
[1] Calculated using the most recent available lease terms as of September 30, 2022.
[2] Represents total rentable square feet of retail properties occupied as of September 30, 2022.
[3] Includes single-tenant retail properties leased to tenants in the retail banking, restaurant, grocery, pharmacy, gas/convenience, fitness, healthcare, and auto services sectors.
[4] Includes single-tenant retail properties leased to tenants in the discount retail, home improvement, furniture, specialty retail, auto retail, sporting goods sectors, wireless/electronics, department stores and home improvement sectors.
[5] Represents multi-tenant properties leased to tenants in the restaurant, discount retail, entertainment, salon/beauty, and grocery sectors, among others.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Diversification by Geography
As of September 30, 2022
Amounts in thousands, except percentages

	Total Portfolio
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Alabama	$21,979	5.6%	2,007	5.2%
Alaska	409	0.1%	9	0.1%
Arizona	352	0.1%	22	0.1%
Arkansas	5,375	1.4%	396	1.5%
California	14,314	3.6%	518	0.1%
Colorado	776	0.2%	52	0.2%
Connecticut	1,801	0.5%	98	0.4%
Delaware	176	0.1%	5	0.1%
District of Columbia	236	0.1%	4	0.1%
Florida	24,124	6.1%	1,524	5.8%
Georgia	37,631	9.6%	2,586	8.0%
Idaho	331	0.1%	14	0.1%
Illinois	19,479	5.0%	1,718	6.0%
Indiana	9,794	2.5%	898	3.1%
Iowa	2,698	0.7%	166	0.6%
Kansas	5,622	1.4%	397	1.5%
Kentucky	16,147	4.1%	1,106	4.6%
Louisiana	11,270	2.9%	756	2.9%
Maine	349	0.1%	27	0.1%
Maryland	4,849	1.2%	305	1.2%
Massachusetts	11,562	2.9%	873	5.1%
Michigan	11,284	2.9%	637	2.4%
Minnesota	10,743	2.7%	761	2.9%
Mississippi	7,041	1.8%	351	1.0%
Missouri	7,066	1.8%	566	1.9%
Montana	1,184	0.3%	42	0.2%
Nebraska	495	0.1%	12	—%
Nevada	7,291	1.9%	408	1.6%
New Hampshire	127	0.1%	6	0.1%
New Jersey	1,512	0.4%	81	0.4%
New Mexico	5,085	1.3%	369	1.4%
New York	4,038	1.0%	313	1.1%
North Carolina	27,778	7.1%	2,374	7.5%
North Dakota	1,222	0.3%	170	0.7%
Ohio	27,135	6.9%	1,821	5.7%
Oklahoma	13,125	3.3%	1,070	4.1%
Pennsylvania	13,762	3.5%	893	3.4%
Rhode Island	3,234	0.8%	177	0.6%
South Carolina	18,597	4.7%	1,816	6.4%
South Dakota	339	0.1%	47	0.2%
Tennessee	4,197	1.1%	226	0.9%
Texas	19,546	5.0%	1,353	5.0%
Utah	1,087	0.3%	41	0.2%
Vermont	84	—%	22	0.1%
Virginia	3,697	0.9%	340	0.8%
West Virginia	3,197	0.8%	271	1.0%
Wisconsin	8,831	2.3%	1,064	3.4%
Wyoming	1,318	0.3%	66	0.2%
Total	$392,289	100%	28,778	100%
[1] Calculated using the most recent available lease terms as of September 30, 2022.

The Necessity Retail REIT, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Lease Expirations
As of September 30, 2022
Amounts in thousands, except ratios and percentages

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Square Feet	Percent of Leased Square Feet Expiring
		(In thousands)		(In thousands)
2022 (Remaining)	76	$7,224	1.8%	769	2.9%
2023	193	21,641	5.5%	1,650	6.2%
2024	236	33,439	8.5%	2,512	9.4%
2025	232	34,683	8.8%	2,507	9.4%
2026	211	40,972	10.4%	3,023	11.3%
2027	238	51,917	13.2%	5,068	19.0%
2028	165	32,404	8.3%	2,443	9.2%
2029	165	29,484	7.5%	1,821	6.8%
2030	81	19,270	4.9%	1,368	5.1%
2031	84	19,970	5.1%	1,261	4.7%
2032	74	12,885	3.3%	950	3.6%
2033	59	9,520	2.4%	523	2.0%
2034	20	7,796	2.0%	332	1.2%
2035	16	5,356	1.4%	225	0.8%
2036	32	3,300	0.8%	196	0.7%
2037	82	13,263	3.4%	337	1.3%
Thereafter (>2037)	321	49,165	12.7%	1,672	6.4%
Total	2,285	$392,289	100%	26,657	100%
——
[1] Calculated using the most recent available lease terms as of September 30, 2022.